Exhibit (g)(3) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FOURTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (the “Amendment”) is made and entered into as of March 1, 2011 by and among the investment companies listed on Exhibit I, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006 and July 3, 2007;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Section 11 of the Contract is hereby deleted in its entirety and replaced with the following language:

11. Effective Period, Termination and Amendment.

The Contract shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mail, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust/Articles of Incorporation, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

2.                  The following Sections 18 and 19 are hereby added to the Contract:

18. Regulation GG.

The Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Trust hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

19. Data Privacy.

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

3.                  The Contract is hereby ratified and confirmed and remains in full force and effect as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

FIFTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (“Amendment”) is by and between the investment companies listed on Exhibit 1, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006, July 3, 2007, and March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trusts, the Company and the Custodian desire to remove Funds from Exhibit 1, effective March 25, 2011; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

4.                  Exhibit 1 to the Contract is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

5.                  The Contract shall remain in full force and effect as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as March 25, 2011.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 3/25/11)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated GNMA Trust

Federated Government Income Securities, Inc.

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Income Trust

Federated Intermediate Government Fund, Inc.

Federated Asset Allocation Fund

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated U.S. Government Bond Fund

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Cash Trust Series II:

Federated Treasury Cash Series II

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Inflation-Protected Securities Core Fund

Federated Mortgage Core Portfolio

Federated Duration Plus Core Fund

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Capital Appreciation Fund

Federated Kaufmann Fund

Federated Kaufmann Small Cap Fund

Federated Mid-Cap Growth Strategies Fund

Federated Strategic Value Dividend Fund

Federated InterContinental Fund

Federated Kaufmann Large Cap Fund

Federated Clover Value Fund

Federated Clover Small Value Fund

Federated International Strategic Value Dividend Fund

Federated Prudent Bear Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Prudent DollarBear Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Intermediate Government/Corporate Fund

Federated Insurance Series:

Federated Capital Appreciation Fund II

Federated Capital Income Fund II

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated International Series Inc.:

Federated International Bond Fund

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Allocation Portfolios:

Federated Balanced Allocation Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated International Bond Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated MDT Balanced Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Federated World Investment Series, Inc.:

Federated Emerging Market Debt Fund

Federated International Small-Mid Company Fund

Federated International Leaders Fund

Money Market Obligations Trust:

Federated Alabama Municipal Cash Trust

Federated Automated Cash Management Trust

Federated Automated Government Money Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Management Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund